EXHIBIT 99.1

FOR FURTHER INFORMATION:

Financial Relations Board Leslie Loyet 875 North Michigan Avenue Suite 2348 Chicago, IL 60611 (312) 640-6672	Specialty Underwriters’ Alliance, Inc. Scott Goodreau 222 South Riverside Plaza Chicago, IL 60606 (888) 782-4672

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 30, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. REPORTS
FULL YEAR 2004 FINANCIAL RESULTS

CHICAGO – March 30, 2005 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today reported a net loss of $8.2 million for the year ended December 31, 2004. Total revenues were $.3 million, representing investment income earned after the company’s initial public offering. The company had no insurance revenues in 2004. The company reported total assets of $217.2 million, total liabilities of $98.3 million and shareholders’ equity of $119.0 million. The company’s net loss per share was $4.59.

The company successfully completed its initial public offering on November 23, 2004 and insurance operations were not commenced in 2004. Concurrent with the IPO, the company acquired Potomac Insurance Company of Illinois and changed its name to SUA Insurance Company.

The net loss represents primarily costs related to the IPO and initial start-up costs. Among the activities, consultants were engaged to assist in the business selection of agents, a service company was hired to assist the company in reviewing the business of these agents and developing underwriting and pricing guidelines, key processing systems with vendors and consultants were begun to be developed, and offering documents for the IPO were drafted with the assistance of our underwriters and legal counsel.

"Since the IPO, we have been extremely busy," said Courtney Smith, President & CEO. "Our number one priority was working with our three partner agents to market our products with their retail agents. We started quoting business for all of our customer classes. However, since most agents work 30 to 60 days ahead of renewal dates, we effectively missed January and February business and our progress is slower than expected. However, we have made great strides in building the infrastructure that is necessary for our success. All three of our partner agents in each of the customer groups they represent are producing business."

Mr. Smith added, "The momentum is strong and we are pleased with the transition of their books of business to SUA. Our products are being well received in the marketplace and we are able to maintain the pricing we need to achieve our targeted results. Our partner agents are very pleased with our progress and processes. We are currently working with our partner agents to introduce new programs and expand the existing programs into other states. Further, we have had discussions with other agents about future relationships.

We have set up our systems so that we can quote, issue, and handle claims for all of our programs. Over the remainder of this year we will be further enhancing our systems to incorporate a refined front-end web-based approach to business submission.

We have added key staff to enable us to move forward. Underwriting management and staff are in place. Our Chief Actuary has been hired. Our claims organization is staffed and ready to handle claims for our customers. Finally, we expect to move into our new office space soon.

As you can see we have accomplished a lot over the last few months. We are very pleased with our partner agents and the programs. We are confident that we can prudently deploy our existing capital and we remain positive about our future."

Conference Call Information

SUA will host a conference call today at 1:00 p.m. Central Standard Time to discuss results for 2004. Interested parties may access a live webcast by going to our website at http://www.suainsurance.com and click on "Live Webcast" or by calling 800-510-9661 and inputting the passcode 53469656.

About Specialty Underwriters’ Alliance, Inc.

Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a new property and casualty insurance company that was formed to provide commercial insurance products through exclusive wholesale partner agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, building contractors and professional employee organizations. SUA’s innovative approach provides products and claims handling, allowing the partner agent to focus on distribution and customer relationships.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Financial Data for Year Ended December 31, 2004
(In thousands, except for per share data)

                  Results of Operations
                  ---------------------
                  Earned premiums                            $     -
                  Net investment income                          278
                  Total revenues                                 280
                  Net income (loss)                          (8,155)

                  Financial Condition
                  -------------------
                  Investments                              $  97,835
                  Total assets                               217,231
                  Total liabilities                           98,301
                  Shareholders' equity                       118,930

                  Net income (loss) per share
                  Basic                                    $  (4.59)
                  Diluted                                  $  (4.59)

To learn more about Specialty Underwriters' Alliance, please visit www.suainsurance.com.